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Exhibit 99.1

MEDIA CONTACT – Eric Ryan 212.656.2411 eryan@nyse.com	INVESTOR RELATIONS CONTACT – Gary Stein 212.656.2183 gstein@nyse.com

NYSE Group Announces First Quarter 2006 Financial Results

NEW YORK, April 19, 2006—NYSE Group, Inc. (NYSE: NYX) today reported net income of $30.3 million, or $0.24 per diluted share, for the three months ended March 31, 2006, compared to net income of $26.0 million, or $0.22 per diluted share, for the three months ended March 31, 2005. These results are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

First quarter 2006 GAAP results include the operations of the New York Stock Exchange, Inc. (NYSE, Inc.) for the full quarter and the operations of NYSE Arca (formerly known as the Archipelago Exchange, or ArcaEx®, and the Pacific Exchange) since the March 7, 2006 merger between NYSE, Inc. and Archipelago Holdings, Inc. Included in the first quarter 2006 GAAP results are a $37.7 million charge related primarily to a one-time compensation award granted to NYSE employees at the time of the merger as well as a $20.9 million gain on the sale of an equity investment. Fiscal 2005 results only included the operations of NYSE Inc., the predecessor of NYSE Group.

Giving effect to the merger as if it occurred on January 1, 2006, but excluding the compensation charges and gain on sale of an investment described above, the net income of NYSE Group for the three months ended March 31, 2006 was $52.7 million, or $0.34 per diluted share, a $15.4 million or 41% increase compared to net income of $37.3 million, or $0.23 per diluted share, for the same period a year ago. A full reconciliation of these non-GAAP results is included in the attached tables entitled "Condensed consolidated statements of income including non-GAAP financial measures for the three months ended March 31, 2006", "Condensed consolidated statements of income including non-GAAP financial measures for the three months ended March 31, 2006 and 2005" and "Reconciliation of non-GAAP financial measures to GAAP measures."

"A year ago when we announced the merger of NYSE and Archipelago Holdings, we laid out integration targets for annualized cost savings of $100 million by the end of 2006 with additional savings of $100 million by the end of 2007," said Nelson Chai, Chief Financial Officer and Executive Vice President, NYSE Group, Inc. "Our first quarter results reflect our continued focus on integrating our businesses and achieving those cost savings."

Other Financial Highlights

  •
  As part of the merger, NYSE Group made a $506.2 million cash distribution to its former members.

  •
  In January 2006, NYSE completed its inaugural "SEATS" (Stock Exchange Auction Trading System) auction, which produced 1,274 successful bids for annual trading licenses at a price of $49,290 each.

  •
  In March 2006, NYSE Group realized a $20.9 million gain in connection with the sale of common shares of The Depository Trust and Clearing Corporation (DTCC).

  •
  As of March 31, 2006, NYSE Group had $866.9 million of cash, cash equivalents, investment and other securities (including $183.3 million related to Section 31 fees collected from market participants and due to the Securities and Exchange Commission) and no debt obligation.

  •
  As of March 31, 2006, the stockholders' equity of NYSE Group was $1.4 billion.

First Quarter Business Highlights

  •
  On March 7, 2006, NYSE Group successfully completed the merger between NYSE, Inc. and Archipelago Holdings, creating the world's largest publicly held stock exchange.

  •
  The total number of NYSE-listed issuers at March 31, 2006 rose to 2,682 compared to 2,672 at December 31, 2005 and 2,630 at March 31, 2005.

  •
  For the three months ended March 31, 2006, the NYSE added 29 new issuer listings representing 83.5% of new qualified domestic proceeds and 79.1% of new qualified international proceeds.

  •
  For the three months ended March 31, 2006, NYSE Group handled 115.7 billion shares of NYSE listed issues, or 76.7% of the trading in NYSE listed issues, versus 112.0 billion shares and 102.5 billion shares for the three months ended December 31, 2005 and March 31, 2005, respectively.

  •
  NYSE Group's share of trading in NYSE Arca and Amex listed issues was 33.2% for the three months ended March 31, 2006, a decrease from 34.7% for the three months ended December 31, 2005 and an increase from 27.5% for the three months ended March 31, 2005.

  •
  NYSE Group's share of trading in Nasdaq listed issues was 23.0% for the three months ended March 31, 2006, an increase from 22.1% for the three months ended December 31, 2005 and a decrease from 23.6% for the three months ended March 31, 2005.

  •
  NYSE Group's share of trading in exchange-traded funds (ETF) increased to 42.8% for the three months ended March 31, 2006 compared to 40.5% for the three months ended December 31, 2005 and 32.9% for the three months ended March 31, 2005.

  •
  For the three months ended March 31, 2006, NYSE Group's share of trading in equity options contracts decreased to 10.9% from 11.5% for both the three months ended December 31, 2005 and March 31, 2005.

  •
  On March 22, 2006, NYSE Group received approval from the Securities and Exchange Commission to begin full implementation of the NYSE Hybrid MarketSM initiative, and on April 5, 2006, NYSE Group announced the completion of the first phase of the NYSE Hybrid Market implementation program. Designed to offer customers greater choice in order-execution services, the NYSE Hybrid Market expands customer ability to trade instantaneously with certainty and anonymity while preserving the price improvement and market quality of the floor-based NYSE auction.

  •
  On April 4, 2006, NYSE Group received approval from the Securities and Exchange Commission to introduce NYSE OpenBook Real-Time®, a new information tool for investors and market professionals designed to offer customers immediate access to market information, increase the transparency of the NYSE market, and support the implementation of the NYSE Hybrid Market.

        To supplement NYSE Group's consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Group uses non-GAAP financial measures of operating performance. A non-GAAP financial measure is a numerical measure of performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain compensation expense and gains on sale of businesses and other investments and (ii) to improve overall understanding of NYSE Group's current financial performance and its prospects for the future. Specifically, NYSE Group believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance.

About NYSE Group, Inc.

        NYSE Group, Inc. (NYSE:NYX) operates two securities exchanges: the New York Stock Exchange (the "NYSE") and NYSE Arca (formerly known as the Archipelago Exchange, or ArcaEx®, and the Pacific Exchange). NYSE Group is a leading provider of securities listing, trading and market data products and services.

        The NYSE is the world's largest and most liquid cash equities exchange. The NYSE provides a reliable, orderly, liquid and efficient marketplace where investors buy and sell listed companies' common stock and other securities. Our listed operating companies represent a total global market capitalization of over $22.9 trillion. For the period from January 2006 through March 2006, on an average trading day, over 1.7 billion shares, valued at over $65 billion, were traded on the NYSE.

        NYSE Arca is an open, all-electronic stock exchange in the United States and has a leading position in trading exchange-traded funds and exchange-listed securities. NYSE Arca is also an exchange for trading equity options. NYSE Arca's trading platform links traders to multiple U.S. market centers and provides customers with fast electronic execution and open, direct and anonymous market access.

        NYSE Regulation, an independent, not-for-profit subsidiary, regulates member organizations through the enforcement of marketplace rules and federal securities laws.

        NYSE Regulation also ensures that companies listed on the NYSE and NYSE Arca meet their financial and corporate governance listing standards.

        For more information on NYSE Group, go to: www.nyse.com.

Cautionary Note Regarding Forward-Looking Statements

        Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on NYSE Group's current expectations and involve risks and uncertainties that could cause NYSE Group's actual results to differ materially from those set forth in the statements. There can be no assurance that such expectations will prove to be correct. Actual results may differ materially from those expressed or implied in the forward-looking statements. Factors that could cause NYSE Group's results to differ materially from current expectations include, but are not limited to: NYSE Group's ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Group's Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Group that the projections will prove to be correct. We undertake no obligation to release any revisions to any forward-looking statements.

NYSE Group, Inc.
Condensed consolidated statements of income
in accordance with GAAP (unaudited)
(in thousands, except per share data)

	Three months ended March 31,
	2006	2005
Revenues
Activity assessment fees	$139,209	$92,940
Transaction	76,151	37,953
Listing	88,468	85,995
Market data	48,215	44,150
Data processing	39,349	44,900
Regulatory	57,363	50,498
Licensing, facility and other	30,186	18,583

Total revenues	478,941	375,019

Expenses
Section 31 fees	139,209	92,940
Compensation	167,301	127,769
Liquidity payments	18,970	—
Routing and clearing fees	6,203	—
Systems and communications	29,902	31,742
Professional services	31,438	28,050
Depreciation and amortization	28,163	26,173
Occupancy	18,820	17,036
Marketing and other	19,107	14,085

Total expenses	459,113	337,795

Operating income	19,828	37,224
Investment and other income, net	9,862	6,739
Gain on sale of equity investment	20,925	—

Income before income tax provision and minority interest	50,615	43,963
Income tax provision	19,723	18,809
Minority interest	544	(865)

Net income	$30,348	$26,019

Basic earnings per share	$0.24	$0.22

Diluted earnings per share	$0.24	$0.22

Basic weighted average shares outstanding	125,958	115,699	[a]

Diluted weighted average shares outstanding	127,194	115,699	[a]

[a]
Adjusted to reflect the merger with Archipelago on March 7, 2006 giving retroactive effect to the issuance of shares to former NYSE members.

NYSE Group, Inc.
Condensed consolidated statements of income including non-GAAP financial measures for the three months ended March 31, 2006 (unaudited)
(in thousands, except per share data)

			Pro Forma			Non-GAAP
	Stand alone
					NYSE Group Combined[a]		Consolidated Results
	NYSE	Archipelago	Adjustments			Adjustments
Revenues
Activity assessment fees	$126,864	$43,200	$—		$170,064	$—	$170,064
Transaction	35,880	136,344	—		172,224	—	172,224
Listing	88,440	109	—		88,549	—	88,549
Market data	43,745	17,270	—		61,015	—	61,015
Data processing	39,349	—	—		39,349	—	39,349
Regulatory	56,607	3,173	—		59,780	—	59,780
Licensing, facility and other	29,507	2,719	—		32,226	—	32,226

Total revenues	420,392	202,815	—		623,207	—	623,207

Expenses
Section 31 fees	126,864	43,200	—		170,064	—	170,064
Merger expenses	2,613	696	(3,309)[b]		—	—	—
Compensation	162,688	19,767	—		182,455	(37,690)[e]	142,387
						(2,378)[f]
Liquidity payments	—	62,911	—		62,911	—	62,911
Routing and clearing fees	—	21,001	—		21,001	—	21,001
Systems and communications	28,135	6,412	—		34,547	—	34,547
Professional services	28,427	3,477	—		31,904	—	31,904
Depreciation and amortization	25,756	7,520	1,314	[c]	34,590	—	34,590
Occupancy	17,986	3,289	—		21,275	—	21,275
Marketing and other	17,859	3,739	—		21,598	—	21,598

Total expenses	410,328	172,012	(1,995)		580,345	(40,068)	540,277

Operating income	10,064	30,803	1,995		42,862	40,068	82,930
Investment and other income, net	9,495	1,070	—		10,565	—	10,565
Gain on sale of businesses	—	26,034	—		26,034	(26,034)[g]	—
Gain on sale of equity investment	20,925	—	—		20,925	(20,925)[h]	—

Income before income tax provision and minority interest	40,484	57,907	1,995		100,386	(6,891)	93,495
Income tax provision	15,367	23,687	809	[d]	39,863	340 [i]	40,203
Minority interest	544	—	—		544	—	544

Net income	$24,573	$34,220	$1,186		$59,979	$(7,231)	$52,748

Basic earnings per share					$0.38		$0.34

Diluted earnings per share					$0.38		$0.34

Basic weighted average shares outstanding					155,817		155,817	[j]

Diluted weighted average shares outstanding					157,081		157,081	[j]

[a]
As if the disposition of Wave Securities by Archipelago and the merger between Archipelago and NYSE had been completed on January 1, 2006.

[b]
To eliminate the merger expenses as they represent nonrecurring charges directly attributable to the merger.

[c]
To account for the amortization expense related to the fair value of identifiable intangible assets, primarily trade names and customer relationships.

[d]
To adjust the income tax provision for the effect of the pro forma adjustments based upon a combined income tax rate of 40%.

[e]
To reverse the following one-time charges recorded by NYSE Group at the time of the merger:

Compensation expense for immediate vesting of 600,000 restricted stock units granted to NYSE employees	$33,254
Compensation expense for immediate vesting of other compensation arrangements with NYSE Regulation employees	4,436

$37,690
[f]
To reverse the one-time compensation expense recorded as a result of the acceleration of vesting of certain Archipelago stock options immediately prior to the merger.

[g]
To reverse the gains recorded prior to the merger by Archipelago in connection with the following transactions

Sale of Wave Securities	$23,099
Sale of Archipelago Brokerage Services	2,935

$26,034
[h]
To reverse the gain recorded by NYSE Group in connection with the sale of DTCC common shares to certain DTCC participants.

[i]
To adjust the consolidated income tax provision to a 43% estimated effective tax rate

[j]
To adjust the weighted average number of shares outstanding giving retroactive effect to the issuance of 109.5 million shares of common stock to former members in the merger.

NYSE Group, Inc.
Condensed consolidated statements of income including non-GAAP financial measures for the three months ended March 31, 2006 and 2005 (unaudited)
(in thousands, except per share data)

        The following condensed consolidated statements of income present the results of operations of NYSE Group, Inc. as if the following transactions had been completed at the beginning of the earliest period presented (or January 1, 2005):

  1.the
  acquisition of PCX Holdings and subsidiaries by Archipelago,

  2.the
  disposition of Wave Securities by Archipelago, and

  3.the
  merger between Archipelago and NYSE.

        In addition, the non-GAAP results for the three months ended March 31, 2006 exclude a $37.7 million charge related primarily to a one-time compensation award granted to NYSE employees at the time of the merger as well as a $20.9 million gain on the sale of an equity investment.

	Three months ended March 31,
	2006	2005
Revenues
Activity assessment fees	$170,064	$122,703
Transaction	172,224	156,525
Listing	88,549	86,113
Market data	61,015	59,400
Data processing	39,349	44,900
Regulatory	59,780	53,243
Licensing, facility and equipment	32,226	20,853

Total revenues	623,207	543,737

Expenses
Section 31 fees	170,064	122,703
Compensation	142,387	146,557
Liquidity payments	62,911	52,481
Routing and clearing fees	21,001	19,347
Systems and communications	34,547	37,938
Professional services	31,904	31,937
Depreciation and amortization	34,590	36,607
Occupancy	21,275	19,597
Marketing and other	21,598	21,432

Total expenses	540,277	488,599

Operating income	82,930	55,138
Investment and other income, net	10,565	7,489

Income before income tax provision and minority interest	93,495	62,627
Income tax provision	40,203	26,222
Minority interest	544	(865)

Net income	$52,748	$37,270

Basic earnings per share	$0.34	$0.23

Diluted earnings per share	$0.34	$0.23

Basic weighted average shares outstanding	155,817	161,196

Diluted weighted average shares outstanding	157,081	161,853

NYSE Group, Inc.
Reconciliation of non-GAAP financial measures to GAAP measures for the three months ended March 31, 2006 (unaudited)
(in thousands, except per share data)

        We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

Income before income tax provision and minority interest, GAAP	$50,615
Add:
Income before income tax provision of Archipelago Holdings for the period from January 1 to March 7, 2006	49,771

Income before income tax provision and minority interest, Pro Forma	100,386
Add back:
1.	Merger related transactions
Compensation expense for immediate vesting of 600,000 restricted stock units granted to NYSE employees	33,254
Compensation expense for immediate vesting of other compensation arrangements with NYSE Regulation employees	4,436
Compensation expense for acceleration of vesting of certain Archipelago stock options	2,378
2.	Other transactions
Gain on sale of DTCC common stock	(20,925)
Gain on sale of Wave Securities	(23,099)
Gain on sale of Archipelago Brokerage Services	(2,935)

Income before income tax provision and minority interest, Non-GAAP	93,495
Income tax provision(1)	40,203
Minority interest	544

Net income, Non-GAAP	$52,748

Diluted earnings per share, GAAP	$0.24
Net effect of adjustments	0.10

Diluted earnings per share, Non-GAAP	$0.34

(1)
Using a 43.0% estimated consolidated effective tax rate.

NYSE Group, Inc.
Condensed Consolidated Statements of Financial Condition
(in thousands)

	March 31, 2006	December 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$206,631	$43,492
Investment and other securities	660,314	1,108,479
Accounts receivable, net	322,684	184,185
Deferred income taxes	93,501	91,919
Other current assets	58,953	36,142

Total current assets	1,342,083	1,464,217
Property and equipment, net	411,637	343,534
Goodwill	528,155	—
Other intangible assets, net	586,923	—
Deferred income taxes	320,058	290,145
Other assets	77,990	106,249

Total assets	$3,266,846	$2,204,145

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$352,846	$341,886
Section 31 fees payable	183,284	232,146
Deferred revenue	283,924	85,690
Deferred income taxes	34,022	25,238

Total current liabilities	854,076	684,960
Accrued employee benefits	323,337	323,373
Deferred revenue	325,996	329,197
Deferred income taxes	253,677	9,289
Other liabilities	28,757	23,037

Total liabilities	1,785,843	1,369,856
Minority interest	36,268	35,164
Stockholders' equity	1,444,735	799,125

Total liabilities and stockholders' equity	$3,266,846	$2,204,145

NYSE Group, Inc. Selected Statistical Data (shares and contracts in millions)

	Three Months Ended
	March 31, 2006	December 31, 2005	March 31, 2005
	(unaudited)
NYSE Company listings:
NYSE listed issuers(1)	2,682	2,672	2,630
Number of new issuer listings(2)	29	80	38
NYSE share (%) of domestic qualified new operating company listings proceeds (IPOs)(3)	83.5%	81.3%	95.8%
NYSE share (%) of international qualified new operating company listings proceeds (IPOs)(4)	79.1%	100.0%	100.0%
NYSE Listed Issues(5):
NYSE Group Matched Volume(6)	113,654	110,299	100,990
NYSE Group Handled Volume(7)	115,689	111,969	102,507
Total NYSE Listed Consolidated Volume	150,840	142,319	125,193
NYSE Group Share of Total Consolidated Volume:
Matched Volume(6)	75.3%	77.5%	80.7%
Handled Volume(7)	76.7%	78.7%	81.9%
NYSE Arca and Amex Listed Issues:
NYSE Group Matched Volume(6)	6,015	6,077	3,684
NYSE Group Handled Volume(7)	6,917	7,023	4,238
Total NYSE Arca and Amex Listed Consolidated Volume	20,853	20,257	15,393
NYSE Group Share of Total Consolidated Volume:
Matched Volume(6)	28.8%	30.0%	23.9%
Handled Volume(7)	33.2%	34.7%	27.5%
Nasdaq Listed Issues:
NYSE Group Matched Volume(6)	24,236	19,593	22,723
NYSE Group Handled Volume(7)	30,072	24,488	28,650
Total Nasdaq Listed Consolidated Volume	130,693	110,568	121,508
NYSE Group Share of Total Consolidated Volume:
Matched Volume(6)	18.5%	17.7%	18.7%
Handled Volume(7)	23.0%	22.1%	23.6%
Exchange-Traded Funds(5),(8):
NYSE Group Matched Volume(6)	8,553	7,486	4,828
NYSE Group Handled Volume(7)	9,570	8,405	5,390
Total ETF Consolidated Volume	22,370	20,751	16,406
NYSE Group Share of Total Consolidated Volume:
Matched Volume(6)	38.2%	36.1%	29.4%
Handled Volume(7)	42.8%	40.5%	32.9%
Equity Options(9):
NYSE Group Options Contracts	48.4	46.4	36.6
Total Consolidated Options Contracts	446.5	402.4	318.6
NYSE Group Share of Total	10.9%	11.5%	11.5%
Market Information:(10)
Tape A share of trades (%)	87.0%	91.2%	91.7%
Tape B share of trades (%)	41.9%	45.7%	47.1%
Tape C share of trades and shares (%)	21.9%	20.8%	21.0%
Professional subscribers	415,612	413,458	411,086
Regulatory Fees:
Gross FOCUS revenues ($billions)(11)	61.1	53.3	37.8
Data Processing Fees:
% SIAC revenues from customers other than NYSE	40.6%	42.2%	42.0%

(1)
Number of listed operating companies, closed-end funds and ETFs on NYSE, Inc. as of period end. Does not include information for NYSE Arca for the periods presented.

(2)
Includes initial public offerings and transfers of common stocks from other markets.

(3)
Proceeds raised by NYSE-listed domestic IPOs/Total proceeds raised by qualified domestic IPOs. Qualified domestic IPOs represent initial public offerings of U.S. issuers that meet the NYSE's initial listing criteria.

(4)
Proceeds raised by NYSE-listed international IPOs/Total proceeds raised by qualified international IPOs. Qualified international IPOs represent the initial capital-raising event in the United States involving a listing by non-U.S. issuers that meet the NYSE's initial listing criteria.

(5)
Includes NYSE Crossing Sessions 1,2,3 and 4.

(6)
Represents the total number of shares of equity securities and exchange-traded funds (ETFs) executed on the NYSE Group's exchanges.

(7)
Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group's exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

(8)
Data included in previously identified categories.

(9)
Includes trading in U.S. equity options contracts, not equity-index options.

(10)
Represents the NYSE Group share of qualifying trades for Tapes A and B reported by the NYSE Group to the consolidated tape, as compared to the total number of qualifying trades for Tapes A and B reported to the consolidated tape by all other participating market centers. NYSE Group share of Tape C represents the average of: (i) the share of qualifying trades for Tape C reported by the NYSE Group to the consolidated tape, as compared to the total number of qualifying trades for Tape C reported to the consolidated tape by all other participating market centers; and (ii) the share of qualifying share volume for Tape C reported by the NYSE Group to the consolidated tape, as compared to the total qualifying share volume for Tape C reported by all other participating market centers. The consolidated tape refers to the collection of market data that multiple markets make available on a consolidated basis.

(11)
Gross FOCUS revenues represent revenues generated by member broker-dealers as reported on their "FOCUS" report (as required by the SEC). A member broker-dealer's regulatory fee is based on the revenues reported. The NYSE records revenue on a six-month lag; the data is provided on this basis.

QuickLinks

NYSE Group Announces First Quarter 2006 Financial Results
NYSE Group, Inc. Condensed consolidated statements of income in accordance with GAAP (unaudited) (in thousands, except per share data)
NYSE Group, Inc. Condensed consolidated statements of income including non-GAAP financial measures for the three months ended March 31, 2006 (unaudited) (in thousands, except per share data)
NYSE Group, Inc. Condensed consolidated statements of income including non-GAAP financial measures for the three months ended March 31, 2006 and 2005 (unaudited) (in thousands, except per share data)
NYSE Group, Inc. Reconciliation of non-GAAP financial measures to GAAP measures for the three months ended March 31, 2006 (unaudited) (in thousands, except per share data)
NYSE Group, Inc. Condensed Consolidated Statements of Financial Condition (in thousands)